SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2010

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

55 St. Marks Place, Suite 4, New York, NY 10003
(Address of principle executive offices)

(212) 979-6119
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting (the “Annual Meeting”) of stockholders of Optionable, Inc. (the “Company”), held on August 25, 2010, the holders of a total of 30,258,727 shares of the Company ‘s common stock, representing some 62.6% of the total shares issued and outstanding and entitled to vote, were present in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, the following individuals were elected to the Company’s board of directors:

	Votes	Votes	Broker
	For	Withheld	Non-Votes
Edward J. O’Connor	12,597,373	960,456	16,700,898
Brad P. O’Sullivan	12,625,143	932,686	16,700,898
Andrew Samaan	13,402,629	155,200	16,700,898

The following proposal was also approved at the Annual Meeting:

	Votes	Votes	Broker
	For	Against	Abstain	Non-Votes
Ratify the selection of Sherb & Co., LLP as the Company’s independent registered public accounting firm	30,117,128	112,254	29,345	---

No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIONABLE, INC.

By: /s/ Brad P. O’Sullivan
       Brad P. O’Sullivan
       Chief Executive Officer

Date:  August 25, 2010